UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2017

HMN Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24100	41-1777397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1016 Civic Center Drive Northwest Rochester, Minnesota	55901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (507) 535-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     On May 23, 2017, HMN Financial, Inc. (the “Company”) and Home Federal Savings Bank, a wholly owned subsidiary of the Company (the “Bank”), entered into an Executive Severance Agreement (the “Agreement”) with Bradley C. Krehbiel, President and Chief Executive Officer of the Company and the Bank. The Agreement replaces a Change in Control Agreement that was previously entered into with Mr. Krehbiel on May 27, 2014 (the “Prior Agreement”), has a one year term, and will be automatically extended thereafter for one year renewal terms unless either party provides notice of non-renewal to the other party at least 60 days prior to any automatic renewal date.

Consistent with the Prior Agreement, the Agreement provides that if Mr. Krehbiel’s employment is involuntarily terminated without cause (and other than as a result of his death or disability), or if he resigns for “good reason” (either event referred to as a “Qualifying Termination”), in either case on the date of a change in control or within two years thereafter, then he will be entitled to receive lump sum cash payments equal to (i) two times the sum of his annualized base salary as of the termination date and his target annual incentive bonus for the calendar year in which the employment termination date occurs, (ii) 24 times the monthly amount that the Company or the Bank then pays as its share of the premiums for coverage for Mr. Krehbiel and his eligible spouse and dependents under the Company’s or Bank’s health and dental insurance plans, and (ii) 24 times the monthly amount the Company or the Bank then pays for its share of the premiums for life and disability insurance coverage for Mr. Krehbiel under the Company’s or the Bank’s then current plans.

The Agreement also provides that if Mr. Krehbiel experiences a Qualifying Termination other than on the date of or within two years after a change in control, then he will be entitled to receive the following severance payments and benefits: (i) payment of an amount equal to one and one-half times the sum of his annualized base salary as of the termination date and his target annual incentive bonus for the calendar year in which the employment termination date occurs, payable in substantially equal installments in accordance with the Company’s regular payroll practices over the 18 month period following the termination date; (ii) if he elects COBRA continuation coverage under the Company’s or the Bank’s health and dental insurance plans for himself and his eligible dependents, payment of the employer portion of the premiums for such coverage for 18 months or until he becomes eligible for health insurance coverage from another employer, (iii) a lump sum payment equal to 18 times the monthly amount the Company or the Bank then pays for its share of the premiums for life and disability insurance coverage for Mr. Krehbiel under the Company’s or the Bank’s then current plans, and (iv) accelerated vesting of any equity incentive award to Mr. Krehbiel that is outstanding under a Company equity-based compensation plan as of the termination date.

Payment of any and all severance benefits under the Agreement is conditioned upon Mr. Krehbiel first signing and not rescinding a release of claims against the Company and the Bank, and remaining in compliance, during his period of employment and for 18 months after a Qualifying Termination, with his obligations not to compete with the Company or the Bank, not to hire or attempt to hire away from the Company or the Bank any employee of the Company or the Bank, and not to solicit, induce or attempt to induce any customer, vendor or supplier of the Company or the Bank to cease doing business with either.

For purposes of the Agreement, a “change in control” is defined in the same manner as in the Company’s 2017 Equity Incentive Plan, and generally occurs if (i) a third-party acquires or becomes the beneficial owner of 35% or more of the outstanding voting stock of the Company or the Bank (other than in an acquisition of voting securities directly from the Company or the Bank); (ii) a majority of the members of the Company’s Board are replaced as a result of an actual or threatened election contest; (iii) a merger or consolidation involving the Company or the Bank, or a sale or other disposition of all or substantially all of the assets of the Company or the Bank, is consummated that changes ownership of the Company or the Bank by 35% or more; or (iv) the Company’s stockholders approve a complete liquidation or dissolution of the Company or the Bank.

The Agreement provides that “good reason” for a resignation generally occurs if there is a material diminution in Mr. Krehbiel’s authority, duties, responsibilities or base salary or in the budget over which he retains authority, there is a requirement that he report to an officer of the Company or the Bank rather to the Board of the Company or the Bank, his principal place of employment is relocated more than 35 miles from its current location, or there occurs a material breach by the Company or Bank of the Agreement or any other agreement then in effect with Mr. Krehbiel. Good reason for termination will not, however, exist if he fails to notify the Company within 90 days of the occurrence of any of the foregoing events or if the Company cures any such event within 30 days of the receipt of such notice.

Amounts payable pursuant to the Agreement will, if necessary, be reduced to the largest aggregate amount that will result in no portion of such payments, when aggregated with other compensation that is deemed contingent on a change in ownership or effective control of the Company or the Bank, being considered a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended. In addition, any amount otherwise payable under the Agreement may be paid only if such payment is then permitted under the “golden parachute regulations” adopted by the Federal Deposit Insurance Corporation.

The foregoing summary of the terms of the Agreements does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 5.02.

Item 9.01.        Financial Statements and Exhibits

          (d) Exhibits

Exhibit No.	Description
10.1	Executive Severance Agreement, dated as of May 23, 2017, among the Company, the Bank and Bradley C. Krehbiel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMN Financial, Inc.
(Registrant)

Date: May 30, 2017	/s/ Jon Eberle

Jon Eberle
Senior Vice President,
Chief Financial Officer and
Treasurer

Index to Exhibits

Exhibit No.	Description
10.1	Executive Severance Agreement, dated as of May 23, 2017, among the Company, the Bank and Bradley C. Krehbiel